2Q19 Earnings July 23rd, 2019 Exhibit 99.2

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achieve the projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, or (vi) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures This presentation contains references to non-GAAP financial measures, which provide additional information and insight regarding operating results and financial position of the business, including financial information that is presented to rating agencies and other users of financial information. These non-GAAP measures are not in accordance with, or a substitute for, GAAP and may be different from or inconsistent with non-GAAP financial measures used by other companies. The definitions of these measures and reconciliations of non-GAAP to GAAP financial information are available in our press release dated July 23, 2019, which is posted on the Investor Relations page of our website at ir.cit.com. This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities.   Important Notice

Strategies 2Q19 Accomplishments 1 Grow Core Businesses Deepen client relationships Innovate with value Average core loan and lease growth(1) of 1% from prior quarter and 8% from the year-ago quarter Continued strong origination levels across all core portfolios 2 Optimize Balance Sheet Enhance funding and deposits Optimize capital structure Deposits constitute 85% of total average fundings, up from 77% in the year-ago quarter; further reduced wholesale debt Repurchased 3.2 million common shares at an average price of $49.64 3 Enhance Operating Efficiency Maintain vigilance on expenses Improve operating leverage Continued disciplined expense management Net efficiency ratio(1) of 56% 4 Maintain Strong Risk Management Maintain credit discipline on structures while focusing on strong collateral Maintain strong liquidity and capital risk management practices Maintained strong credit quality and disciplined underwriting standards Credit reserves remain strong at 1.56% of the total portfolio and 1.89% of Commercial Banking Executing on Our Strategies Average core loan and lease growth and net efficiency ratio are non-GAAP measures. Refer to the Non-GAAP reconciliations in the appendix. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes Legacy Consumer Mortgages, NACCO and Non-Strategic Portfolios.

Net income available to common shareholders increased $9 million and diluted EPS increased $0.15 Diluted income per common share increased 13% from the prior quarter Effective tax rate of 20% was positively impacted by $9 million in net discrete tax benefits Certain balances may not sum due to rounding. See appendix for Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary – Reported(1) Net income available to common shareholders increased $11 million and diluted EPS increased $0.39 Diluted income per common share increased 41% from the prior quarter Year-ago quarter included $22 million after-tax benefit related to the Financial Freedom transaction (Noteworthy Item) Year-ago quarter included a $6 million after-tax benefit related to suspended depreciation in our NACCO portfolio (Noteworthy Item) vs. Prior Quarter vs. Year-ago Quarter

Net income available to common shareholders increased $9 million and diluted EPS increased $0.15 Diluted income per common share increased 13% from the prior quarter Effective tax rate of 20% was positively impacted by $9 million in net discrete tax benefits Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) Net income available to common shareholders increased $10 million and diluted EPS increased $0.38 Year-ago quarter includes income from NACCO (sold in 4Q18) and the reverse mortgage portfolio (sold in year-ago quarter) vs. Prior Quarter vs. Year-ago Quarter

Certain balances may not sum due to rounding. EPS based on 96.5 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Second Quarter Impact of Noteworthy Items (Non-GAAP)(1) There were no Noteworthy Items during the quarter.

Net Finance Revenue decreased by $9 million, driven by increased deposit costs, partially offset by lower borrowing costs. Higher interest on loans was offset by accelerated premium amortization on MBS securities. Net Finance Margin decreased by 7 bps, driven by an increase in deposit costs, primarily from growth in online deposits in the prior quarter, acceleration of the premium amortization on agency MBS within the investment portfolio due to higher actual and forecasted prepayment speeds, partially offset by lower borrowings and higher yields on loans Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion and negative return on indemnification assets. Net of credit balances of factoring clients. Balances include loans and leases held for sale, respectively. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue decreased by $20 million, driven by NACCO and reverse mortgage portfolio income in the year-ago quarter and higher deposit costs in the current quarter, partially offset by higher interest income from commercial loans, lower borrowing costs and no current quarter interest income offset from the indemnification asset Net Finance Margin decreased by 16 bps, driven by lower net yields in Rail and higher deposit rates, partially offset by increased loan yields, lower borrowings and no current quarter interest income offset from the indemnification asset Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter

Net Finance Margin Walk 2Q18 to 2Q19 (2) bps from cash & investment income, loan income, and asset mix shift (5) bps from MBS investment premium amortization due to higher prepayments Partially offset by higher loan yields and increase in day count Lower rail gross yields offset by reduction in maintenance costs 1 bp from higher interest recoveries and prepayment benefits offset by reduction in interest on indemnification asset (17) bps from deposit costs, including a full quarter impact from growth in average online deposit balances and continued migration of customers to higher rate products 11 bps from borrowing costs, reflecting the reduction in average FHLB and other secured debt See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion net of income associated with indemnification asset. Net Finance Margin Trends – Excluding Noteworthy Items(1) 14 bps from cash & investment income, loan income, and asset mix shift (8) bps from decrease in rail net operating lease yields 10 bps primarily from no current quarter offset of interest income from the indemnification asset (55) bps from higher deposit rates 22 bps from reduction in borrowing costs reflecting liability management actions, partially offset by higher market rates on FHLB debt (2) vs. Prior Quarter vs. Year-ago Quarter Net Finance Margin Walk 1Q19 to 2Q19 (2)

Other non-interest income increased $9 million due to: Higher other revenues from increased net gains on sale of loans and income on customer derivatives in Commercial Finance Lower fee revenues from a decrease in capital market activities Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income was unchanged from the year-ago quarter due to: Lower other revenues from reduced gains on derivatives Higher gains on sale of leasing equipment Higher net gains on sale of loans, driven by the sale of a loan in Commercial Finance. Increase in property tax income from the adoption of the lease accounting standard in 2019 Other Income vs. Prior Quarter vs. Year-ago Quarter

Operating Expenses decreased $8 million due to: Lower advertising and marketing costs, lower professional fees and lower employee costs, partially offset by an increase in other expenses Net efficiency ratio excluding intangible asset amortization improved to 56% due primarily to the decrease in operating expenses Operating Expenses(1) – Excluding Noteworthy Items(2) Operating Expenses remained unchanged compared to the year-ago quarter due to: Lower advertising and marketing costs, insurance costs and professional fees Offset by the gross-up of property taxes and the expensing of lease origination costs previously capitalized due to the adoption of the new lease accounting standard and a $5 million reversal of a non-income tax-related reserve in the year-ago quarter vs. Prior Quarter vs. Year-ago Quarter All Other Expenses Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information Total operating expenses exclusive of noteworthy items and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income). (3)

Average earning assets remained essentially unchanged Excess liquidity in average interest-bearing cash was used to repay FHLB borrowings and fund investment securities Average loans and leases increased by 1% from growth in core portfolios Consolidated Average Balance Sheet Average earning assets declined slightly, as growth in the core portfolios was offset by a reduction in Rail operating leases from the NACCO sale and a decline in LCM due to run-off and the sale of the reverse mortgage portfolio Excess liquidity was utilized to reduce borrowings. Average loans and leases in the core portfolio grew 8%, primarily due to growth in Commercial Finance, Business Capital and Other Consumer Banking vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. Excludes our Non-Strategic Portfolios segment.

Commercial Banking and Consumer Banking Average Loans and Leases(1) Core Average Loans and Leases(3) Vs. Prior Quarter: +1% Vs. Year-ago Quarter: +8% Commercial Banking Vs. Prior Quarter: Average loans and leases increased 1%, primarily due to growth in Commercial Finance and Business Capital Vs. Year-ago Quarter: Average loans and leases increased 1%, as growth in Commercial Finance, North American Rail and Business Capital were offset by a slight decline in Real Estate Finance and the sale of NACCO Consumer Banking Vs. Prior Quarter: Average loans increased as new business volume in the Other Consumer Banking division was partially offset by continued run-off of the LCM portfolio Vs. Year-ago Quarter: Average loans decreased as run-off of the LCM portfolio and the sale of the reverse mortgage portfolio were partially offset by new business volume in the Other Consumer Banking division ($ in billions) (2) Consumer Banking Certain balances may not sum due to rounding. Net of credit balances of factoring clients and including assets held for sale. Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $495 million, $517 million, $551 million, $582 million, and $613 million for 2Q19, 1Q19, 4Q18, 3Q18, and 2Q18, respectively. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP), and totaled $34,014 million, $33,602 million, $33,002 million, $32,224 million, and $31,568 million for 2Q19, 1Q19, 4Q18, 3Q18, and 2Q18, respectively. Commercial Banking

Average Funding Mix Average deposits represented approximately 85% of CIT’s funding, up from 81% in the prior quarter and 77% in the year-ago quarter Average deposits increased by 6% from the prior quarter, or $2.0 billion, primarily reflecting the full quarter impact of the strong growth in online savings deposits in 1Q19 Average unsecured borrowings comprised 9% of the funding mix The weighted average coupon on unsecured senior and subordinated debt was 5.02% with a weighted average maturity of ~4.5 years Average secured borrowings declined to 6% of the funding mix from 10% in the prior quarter, primarily due to the repayment of FHLB debt in both the current and prior quarters Certain balances may not sum due to rounding.

Average deposit costs increased 12 bps primarily from continued growth in online savings deposits and customer migration from lower rate deposit products Average deposit balances increased $2.0 billion, or 6%, driven by growth in our online savings deposits, partially offset by a reduction in brokered deposits Average Deposit Mix and Cost of Deposits Average deposit costs increased 54 bps, primarily from rate increases, customer migration from lower rate deposit products and new customer growth in online savings deposits. Average deposits increased $4.4 billion, or 14%, driven by growth in our online savings deposits, partially offset by declines in the branch, commercial and brokered channels vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions)

Capital levels remain strong Repurchased 3.2 million common shares during the quarter at an average price of $49.64 per share Capital actions in the quarter also included a regular quarterly cash dividend of $0.35 per common share and a regular semi-annual dividend of $29 per preferred share CET1 ratio decreased to 11.6%, primarily due to capital returns and the increase in RWA from the expiration of a loss share agreement Strong Capital Position CET1 ratio and total capital ratio decreased approximately 160 basis points, primarily driven by capital return Capital ratios for the current quarter are preliminary. Risk Based Capital Ratios(1) Loans and Leases-to-Deposit Ratio vs. Prior Quarter vs. Year-ago Quarter

Non-accrual loans decreased $26 million, primarily driven by a decrease in the Commercial Finance division Net charge-offs of $31 million were down from $34 million in the prior quarter, primarily driven by decreases in the Commercial Finance and Business Capital divisions The allowance for loan loss reserves decreased slightly to $487 million The Commercial Banking Segment comprised $464 million of the allowance Asset Quality Trends Non-accrual loans decreased by $21 million, primarily driven by a decrease in the Commercial Finance division Net charge-offs of $31 million were up from $15 million Increase in the allowance for loan loss reserves reflects loan growth and increases in specific reserves associated with non-accruals in the Commercial Finance division, partially offset by improvement in mix in the performing portfolio As a percent of average loans, excluding loans held for sale. Non-accrual Loans & Net Charge-offs Allowance for Loan Losses (ALLL) vs. Prior Quarter vs. Year-ago Quarter ($ in millions) (1)

2019 Key Performance Metrics – Continuing Operations See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income). The numerator is net income from continuing operations plus tax-affected intangible asset amortization. The denominator is average tangible common equity less the average disallowed deferred tax asset.

Third Quarter 2019 Outlook See Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Operating expenses excluding amortization of intangibles divided by total revenue (net finance revenue and other income). Implementing the changes to ASC 842 results in two different sources of increases to operating expenses. Accounting for the initial direct costs of originating leases is estimated to increase operating expenses by $15 to $20 million annually. Accounting for the gross-up of property taxes billed to jurisdictions, but then collected from customers, is expected to increase operating expenses by $25 to $30 million annually with an offset in other non-interest income. Targeting 11% ROTCE and 11% CET1 by the fourth quarter of 2019 Targeting 12% ROTCE by the fourth quarter of 2020

Executing on Our Strategies Pillar 1 Grow Core Businesses 2 Optimize Balance Sheet 3 Enhance Operating Efficiency 4 Maintain Strong Risk Management Delivering on our plan to improve returns and unlock the full potential of

Appendix

Quarterly Noteworthy Items Per share impact based on 105 million, 114 million, 125 million, and 132 million average diluted shares outstanding for 4Q18, 3Q18, 2Q18, and 1Q18, respectively.

A Leading National Bank for Lending and Leasing to the Middle Market and Small Businesses

Commercial Banking

(2Q19; $ in billions)


Real Estate Finance $5.3
Rail $6.5
Business Capital(1) $7.2
Commercial Finance $10.9

Average Loans and Leases: $30.0

- **Commercial Finance**: Middle-market lender with expertise in targeted industries and products. Emphasis on asset growth and lead-managed transactions.
- **Rail**: Leading railcar lessor providing financial solutions to customers in the US, Canada and Mexico. Focus on maintaining utilization rate; market demand pressuring renewal pricing.
- **Real Estate Finance**: Leading lender to commercial real estate investors and developers; deep industry relationships, underwriting experience and market expertise.
- **Business Capital**: Leading equipment lessor and lender; among the nations largest providers of factoring services. Trusted business partner providing innovative technology, industry expertise and unique residual knowledge.

Consumer Banking


Other Consumer Banking $4.0
Legacy Consumer Mortgages $2.6

Average Loans: $6.7

- **Legacy Consumer Mortgages**: Run-off legacy consumer mortgage portfolio. Reverse mortgage portfolio sold in the second quarter of 2018.
- **Other Consumer Banking**:
  - Consumer deposit products, residential mortgage and SBA products offered through OneWest retail branches.
  - **Online banking**: Well-recognized Direct Banking channel offers online savings accounts and CDs nationally.

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients.

CIT | 2Q19 Earnings 21

Commercial Banking Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Net of credit balances of factoring clients. Real Estate Finance Business Capital

Consumer Banking

Consumer Banking Divisional Performance Legacy Consumer Mortgages Other Consumer Banking

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.